EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION
as of December 31, 2019

Name of Subsidiary	Jurisdiction of Incorporation
D3 Technology, Inc.	Delaware
Data Pathing Holdings LLC	Delaware
NCR EasyPoint LLC	Delaware
NCR European and South American Holdings LLC	Delaware
NCR Foreign Investco 1, LLC	Delaware
NCR Government Systems LLC	Delaware
NCR Indonesia LLC	Delaware
NCR International, Inc.	Delaware
NCR Italia Holdings LLC	Delaware
NCR Latin American Holdings LLC	Delaware
NCR Middle East Holdings, LLC	Delaware
NCR Payment Solutions Corporation	Delaware
NCR Payment Solutions, FL, LLC	Delaware
NCR Poland LLC	Delaware
NCR Receivables LLC	Delaware
NCR Solutions (Middle East) LLC	Delaware
North American Research Corporation	Delaware
Quantor Holdings LLC	Delaware
StopLift, Inc.	Delaware
Zynstra Holdings, Inc.	Delaware
Zynstra, Inc.	Delaware
Radiant Payment Services, LLC	Georgia
The National Cash Register Company	Maryland
JetPay HR & Payroll Services, Inc.	Pennsylvania
NCR Payment Solutions, PA, LLC	Pennsylvania
Payroll Tax Filing Services, Inc.	Pennsylvania
NCR Payment Solutions, LLC	Texas
TCR Business Systems, Inc.	Texas
Texas Digital Systems, Inc.	Texas
NCR Argentina S.R.L.	Argentina
NCR Australia Pty Limited	Australia
Quest Retail Technology Pty Ltd	Australia
Radiant Systems Asia-Pacific Pty Ltd.	Australia
RADS Australia Holdings Pty Ltd	Australia
Retalix Australia Pty Ltd	Australia
NCR Oesterreich Ges.m.b.H.	Austria
Orderman GmbH	Austria
Radiant Systems GmbH	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Hospitality Bahrain SPC	Bahrain
NCR Belgium & Co. SNC	Belgium
Global Assurance Limited	Bermuda

EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION
as of December 31, 2019

Name of Subsidiary	Jurisdiction of Incorporation
NCR (Bermuda) Holdings Ltd.	Bermuda
NCR Bermuda (2006) Limited	Bermuda
NCR Services Ltd.	Bermuda
NCR Treasury Finance Limited	Bermuda
NCR Treasury Financing Limited	Bermuda
NCR d.o.o. Banja Luka	Bosnia
NCR Brasil – Industria de Equipamentos para Automacao Ltda.	Brazil
NCR Brasil Ltda	Brazil
Wyse Sistemas de Informatica Ltda	Brazil
NCR Canada Corp.	Canada
NCR Chile Industrial y Comercial Limitada	Chile
NCR Comercial E Inversiones Limitada	Chile
NCR (Bejing) Financial Equipment System Co., Ltd.	China
NCR (Guangzhou) Technology Co., Ltd.	China
NCR (Shanghai) Technology Services Ltd.	China
Retalix Technology (Bejing) Co. Ltd.	China
NCR Colombia Ltda	Colombia
Papeles y Suministros del Cuaca S.A. (Joint Venture)	Colombia
GHS Medtech Ltd.	Cyprus
NCR (Cyprus) Limited	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR Global Financing Limited	Cyprus
NCR Ceska Republika spol. S.r.o.	Czech Republic
NCR Danmark A/S	Denmark
NCR Dominicana SRL	Dominican Republic
NCR Finland OY	Finland
4Front Technologies SA France	France
NCR France, SNC	France
NCR Antilles S.A.R.L.	French W.I.
NCR GmbH	Germany
NCR Ghana Limited	Ghana
NCR (Hellas) S.A.	Greece
NCR (Hong Kong) Limited	Hong Kong
NCR Magyarorszag Informacio-Technologiai Kft.	Hungary
Digital Insight India Products Private Limited	India
NCR Corporation India Private Limited	India
StopLift Infotech Private Limited	India
PT. NCR Indonesia	Indonesia
NCR Global Holdings Limited	Ireland
NCR Global Solutions Limited	Ireland

EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION
as of December 31, 2019

Name of Subsidiary	Jurisdiction of Incorporation
Moon Holdings S.P.V. Ltd.	Israel
NCR Global Ltd.	Israel
NCR Israel Ltd.	Israel
Tamar Industries M.R. Electronics (1985) Ltd.	Israel
NCR Italia S.r.l.	Italy
NCR Japan Ltd.	Japan
NCR (Kenya) Limited	Kenya
NCR Korea Co. Ltd.	Korea
RADS International SARL	Luxembourg
NCR (Macau) Limited	Macau
NCR Payments and Services Malaysia Sdn Bhd	Malaysia
NCR (Malaysia) Sdn Bhd	Malaysia
Radiant Systems Retail Solutions Sdn Bhd	Malaysia
NCR de Mexico S. de R.L. de C.V.	Mexico
NCR Solutions de Mexico S. de R.L. de C.V.	Mexico
Global Acquisition C.V.	Netherlands
NCR Dutch Holdings B.V.	Netherlands
NCR Nederland B.V.	Netherlands
NCR (NZ) Corporation	New Zealand
N.C.R. (Nigeria) PLC	Nigeria
NCR Norge AS	Norway
NCR Corporation de Centroamerica S.A.	Panama
NCR del Peru S.A.	Peru
NCR Cebu Development Center, Inc.	Philippines
NCR Corporation (Philippines)	Philippines
NCR Polska sp.z.o.o.	Poland
NCR Iberia Unipessoal, Lda.	Portugal
NCR Qatar LLC	Qatar
NCR A/O	Russia
NCR d.o.o. Beograd	Serbia
NCR Asia Pacific Pte Ltd	Singapore
NCR Singapore Pte Ltd	Singapore
Radiant Systems Retail Solutions Pte Ltd	Singapore
NCR International (South Africa) (Pty) Ltd.	South Africa
NCR Espana, S.L.	Spain
National Registrierkassen AG	Switzerland
NCR (Switzerland) GmbH	Switzerland
NCR Systems Taiwan Ltd.	Taiwan
NCR (Thailand) Limited	Thailand
Radiant Systems Co. Ltd.	Thailand
NCR Bilisim Sistemleri, L.S.	Turkey
NCR Ukraine Limited	Ukraine

EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION
as of December 31, 2019

Name of Subsidiary	Jurisdiction of Incorporation
NCR Financial Solutions Group Limited	United Kingdom
NCR Limited	United Kingdom
NCR UK Group Limited	United Kingdom
Radiant Systems UK (II) Limited	United Kingdom
Radiant Systems Limited	United Kingdom
Zynstra Limited	United Kingdom
N. Timms & Co. (Private) Ltd	Zimbabwe
NCR Zimbabwe (Private) Ltd	Zimbabwe